Filed Pursuant to Rule 424(b)(5)
Registration No. 333-231608

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 5, 2021

Preliminary Prospectus Supplement
(To Prospectus dated May 20, 2019)

Shares

NeoGenomics, Inc.

Common Stock

We are offering $200,000,000 of our common stock, par value $0.001 per share (the “Common Stock Offering”). Our common stock is listed on the Nasdaq Capital Market under the symbol “NEO.” On January 4, 2021, the last reported sale price of our common stock on the NASDAQ Capital Market was $54.74 per share. Assuming an offering price of $54.74 per share, we would expect to offer 3,653,635 shares of our common stock.

Concurrently with the Common Stock Offering, we are offering % Convertible Senior Notes due 2028 (the “2028 Notes”), in the aggregate principal amount of $250.0 million (or $287.5 million if the underwriters of such offering exercise in full their over-allotment option to purchase additional 2028 Notes) in an underwritten offering pursuant to a separate prospectus (the “Concurrent Convertible Notes Offering”). Neither the completion of the Common Stock Offering nor of the Concurrent Convertible Notes Offering is contingent on the completion of the other, so it is possible that the Common Stock Offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering. See “Concurrent Convertible Notes Offering.”

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Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus to read about risks that you should consider before buying shares of our common stock. You should read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in shares of our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)
Proceeds, before expenses, to us	$	$

(1) We have agreed to reimburse the underwriters for certain expenses. See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option to purchase up to an additional $30,000,000 of our common stock on the same terms within 30 days from the date of this prospectus supplement. The underwriters expect to deliver the securities to purchasers on or about January , 2021.

Book-Running Managers
BofA Securities	Morgan Stanley	Goldman Sachs & Co. LLC

, 2021

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TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-231608) that we filed with the Securities and Exchange Commission, or SEC, and that became automatically effective on May 20, 2019. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the prospectus, which gives more general information, some of which may not apply to this offering of common stock. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated herein by reference, you should rely on the information in this prospectus supplement. Before investing in our common stock, you should read this prospectus supplement and the accompanying prospectus, as well as the additional information incorporated by reference herein described under “Incorporation by Reference” on page S-30 of this prospectus supplement.

We have not authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus we have prepared and to which we have referred you. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares.

TRADEMARKS

The “NeoGenomics”, “Genoptix” and “Clarient” names and logos have been trademarked with the United States Patent and Trademark Office. We have trademarked or have applications pending for the brand names FLEXREPORT, HEMEFISH, MelanoSITE, NEOACTT, NEOANTIGEN DISCOVERY, NEOARRAY, NEOCOMPLETE, NEOFISH, NeoLink, NeoLIQUID, NEONET, NEOREACH, NEOSEQ, NEOSMART, NeoSmartFlow, NeoTYPE, NeoUniversity, NEOVUE, COMPASS and CHART. We also have a pending trademark application for the marketing slogan “Unifying Cancer Care.” Any other trademarks, registered marks and trade names appearing in this prospectus or the documents incorporated by reference herein are the property of their respective holders.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which are subject to the safe harbor created by those sections. These forward-looking statements include, but are not limited to, statements concerning this offering, the Concurrent Convertible Notes Offering, our strategy, future operations, future financial position, future revenues, changing reimbursement levels from government payers and private insurers, projected costs, prospects and plans and objectives of management. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the risks set forth under “Risk Factors” and in our other filings with the SEC.

Forward-looking statements include, but are not limited to, statements about:

•	Our ability to respond to rapid scientific change;
•	The risk of liability in conducting clinical trials and the sufficiency of our insurance to cover such claims;
•	Our ability to implement our business strategy;
•	The anticipated impact to our business operations, customer demand and supply chain due to the recent global pandemic of a novel strain of the coronavirus (COVID-19);
•	The expected reimbursement levels from governmental payers and private insurers and proposed changes to those levels;
•
The application, to our business and the services we provide, of existing laws, rules and regulations, including without limitation, Medicare laws, anti-kickback laws, Health Insurance Portability and Accountability Act of 1996 regulations, state medical privacy laws, international privacy laws, federal and state false claims laws and corporate practice of medicine laws;

•	Regulatory developments in the United States including downward pressure on health care reimbursement;
•	Our ability to maintain our license under the Clinical Laboratory Improvement Amendments of 1988, or CLIA;
•	Food and Drug Administration or FDA, regulation of Laboratory Developed Tests;
•	Failure to timely or accurately bill for our services;
•	Our ability to expand our operations and increase our market share;
•	Our ability to expand our service offerings by adding new testing capabilities;
•	Our ability to meet our future capital requirements;
•	Our ability to manage our indebtedness;
•	Our ability to manage the quality of our investment portfolio;
•	Our expectations regarding the conversion of the 2028 Notes that may be issued in the Concurrent Convertible Notes Offering or our outstanding 1.25% Convertible Senior Notes due May 2025 (the “2025 Notes”) in the aggregate principal amount of $201.3 million and our ability to make debt service payments under the 2025 Notes or the 2028 Notes that may be issued in the Concurrent Convertible Notes Offering if such notes are not converted;
•	Our ability to protect our intellectual property from infringement;
•	Our ability to integrate future acquisitions and costs related to such acquisitions;
•	The effects of seasonality on our business;
•	Our ability to maintain service levels and compete with other diagnostic laboratories;
•	Our ability to hire and retain sufficient managerial, sales, clinical and other personnel to meet our needs;

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•	Our ability to successfully scale our business, including expanding our facilities, our backup systems and infrastructure;
•	Our handling, storage and disposal of biological and hazardous materials;
•	The accuracy of our estimates regarding reimbursement, expenses, future revenues and capital requirements;
•	Our ability to consummate this offering, the Concurrent Convertible Note Offering and the other transactions described in this prospectus supplement on the anticipated terms, if at all, and the anticipated use of the net proceeds therefrom;
•	Our ability to have sufficient cash to pay our obligations under the 2025 Notes or the 2028 Notes that may be issued in the Concurrent Convertible Notes Offering;
•	The dilutive impact of the conversion of the 2025 Notes or the 2028 Notes that may be issued in the Concurrent Convertible Notes Offering;
•	The impact of the capped call transactions (as defined below) on the value of our common stock and any counterparty risk associated with the capped call transactions;
•	Our ability to manage expenses and risks associated with international operations, including anti-corruption and trade sanction laws and other regulations, and economic, political, legal and other operational risks associated with foreign jurisdictions; and
•	Other factors discussed under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, respectively, which are incorporated by reference in this prospectus supplement.
These forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should read this prospectus supplement, including any documents incorporated herein by reference, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in the accompanying prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus supplement. You also should carefully read the information incorporated by reference into this prospectus supplement, including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part. Unless otherwise indicated, “common stock” means our common stock, offered by this prospectus supplement. Unless the context otherwise requires, NeoGenomics, Inc. is referred to herein, collectively with all of its subsidiaries, as the “Company,” “NeoGenomics,” or “we,” “us,” or “our.”

Overview

We operate a network of cancer-focused testing laboratories in the United States as well as laboratories in Switzerland and Singapore. Our mission is to improve patient care through exceptional cancer-focused testing services. Our vision is to be the world’s leading cancer testing and information company by delivering uncompromising quality, exceptional service and innovative solutions.

Headquartered in Fort Myers, FL, NeoGenomics operates laboratories in Aliso Viejo, Carlsbad and San Diego, California; Tampa and Fort Myers, Florida; Houston, Texas; Nashville, Tennessee; Atlanta, Georgia; Rolle, Switzerland; and Singapore. NeoGenomics serves the needs of two primary types of customers: Clinical and Pharma. Our Clinical customers include community-based pathology practices, oncology groups, hospitals and academic centers. Our Pharma customers include pharmaceutical companies to whom we provide testing and other services to support their studies and clinical trials.

Our principal executive offices are located at 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913. Our telephone number is (239) 768-0600. Our principal website can be accessed at www.neogenomics.com. The information on or accessible through any of our websites is deemed not to be incorporated in this prospectus supplement or to be part of this prospectus supplement.

THE OFFERING

Common stock offered	shares of our common stock.
Common stock to be outstanding after this offering	shares of our common stock (or shares if the underwriters’ option to purchase additional shares of common stock is exercised in full).
Option to purchase additional shares of common stock	We have granted the underwriters the right to purchase, within a period of 30 days beginning on the date of this prospectus supplement, up to an additional shares of our common stock
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $ million (or $ million if the underwriters’ option to purchase additional shares of common stock is exercised in full), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. In addition, concurrently with this offering of our common stock, we are offering % Convertible Senior Notes due 2028, in the aggregate principal amount of $250.0 million (or $287.5 million if the underwriters of such offering exercise in full their over-allotment option to purchase additional 2028 Notes) pursuant to a separate prospectus supplement in an underwritten public offering. We also expect to enter into capped call transactions (the “capped call transactions”) with one or more of the underwriters and/or their respective affiliates and/or other financial institutions (the “option counterparties”).

We intend to use the net proceeds from this offering and the Concurrent Convertible Notes Offering, if completed, for general corporate purposes and to pay the cost of the capped call transactions in an aggregate amount of approximately $ million. We may also use a portion of the net proceeds to acquire or invest in complementary businesses and technologies, although we have no present commitments or agreements to enter into any material acquisitions or investments. For additional information, see “Use of Proceeds.”

Exchange listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “NEO.”

Concurrent Convertible Notes Offering	Concurrently with this offering of our common stock, we are offering % Convertible Senior Notes due 2028, in the aggregate principal amount of $250.0 million (or $287.5 million if the underwriters of such offering exercise in full their over-allotment option to purchase additional 2028 Notes) in an underwritten offering pursuant to a separate prospectus supplement. Neither the completion of this offering nor of the Concurrent Convertible Notes Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering. See “Concurrent Convertible Notes Offering.”
Risk factors	You should read the “Risk Factors” section of this prospectus supplement and the corresponding sections of the accompanying prospectus, our 2019 Annual Report on Form 10-K, and our quarterly reports filed on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain of the factors to consider carefully before deciding to purchase any shares of our common stock.

Unless otherwise indicated, all applicable share, per share and related information in this prospectus supplement is based on 111,010,418 shares of common stock outstanding as of September 30, 2020, including 295,238 shares of unvested restricted stock held by directors, officers and employees, but excluding, in each case as of such date:

•4,824,566 shares subject to outstanding stock options at a weighted average exercise price of $13.72 per share;

•1,377,432 additional shares of common stock reserved for issuance under our equity incentive plan;

•any shares issuable upon conversion of the outstanding 2025 Notes; and

•any shares issuable upon conversion of the 2028 Notes that may be issued in the Concurrent Convertible Notes Offering.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described herein and those described under “Risk Factors” in Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, under “Risk Factors” in Part II, Item IA of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, under “Risk Factors” in Part II, Item IA of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and under “Risk Factors” in Part II, Item IA of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, as well as all other information contained or incorporated by reference into this prospectus supplement, before making an investment decision. Our business, results of operations, cash flows and financial condition could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Special Note About Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to the COVID-19 Pandemic

The COVID-19 pandemic is highly dynamic in the United States and throughout the world and has adversely and is continuing to adversely affect our business, results of operations and financial condition.

We are subject to risks related to the public health crises such as the global pandemic associated with COVID-19. Economic and health conditions in the United States and across most of the globe continue to change rapidly. We saw a material impact to volume growth rates and test volume in the last two weeks of March. We may see other decreases depending on the duration and severity of the COVID-19 pandemic, the length of time it takes for normal economic and operating conditions to resume, additional governmental actions that may be taken and/or extensions of time for restrictions that have been imposed to date, and numerous other uncertainties. Such events may result in business disruption, further reduced revenues and number of tests, any of which could materially affect our business, financial condition, and results of operations.

Numerous state and local jurisdictions have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. In December of 2020, the governor of California, where several of our laboratories are located, renewed “shelter-in-place” or “stay at home” orders restricting non-essential activities, travel and business operations for an indefinite period of time, subject to certain exceptions for necessary activities. Such orders or restrictions, have resulted in our headquarters closing, work stoppages, slowdowns and delays, travel restrictions and cancellation of events, among other effects, thereby negatively impacting our operations. Other disruptions or potential disruptions include restrictions on our personnel and personnel of partners to travel and access customers; delays in approvals by regulatory bodies; delays in product development efforts; and additional government requirements or other incremental mitigation efforts that may further impact our testing capacity.

The COVID-19 pandemic is affecting our customers, suppliers, vendors, and other business partners, but we are not able to assess the full extent of the current impact nor predict the ultimate consequences that may result. At this time, we have not experienced interruptions in our operations due to supplier delays, although we may experience interruptions in the future. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, the widespread pandemic has resulted in, and may continue to result in, significant disruption of global financial markets and a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our securities.

While the ultimate economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, the widespread pandemic has resulted in, and may continue to result in, significant disruption of global financial markets and such economic impacts resulting from the spread of COVID-19 could materially affect our business and the value of our securities. We are continuously monitoring our own operations and intend to take appropriate actions to mitigate the risks arising from the COVID-19 pandemic to the best of our abilities, but there can be no assurances that we will be successful in doing so. To the extent we are able to obtain information about and maintain communications with our customers, suppliers, vendors, and other business partners, we will seek to minimize disruptions to our supply chain, but there can be no assurance that we will be successful in doing so. The ultimate extent of the effects of the COVID-19 pandemic on us is highly uncertain and will depend on future developments which cannot be predicted.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section and the Risk Factors contained in and incorporated by reference herein.

Risks Relating to this Offering and our Common Stock

The price of our common stock has, and is likely to continue to, fluctuate significantly. This volatility may affect the price at which you are able to sell any shares of common stock you purchase in this offering.

The price of our common stock has been, and is likely to continue to be, volatile, which means that it could decline substantially within a short period of time. The price of our common stock could fluctuate significantly for many reasons including the following:

•future announcements concerning us or our competitors;
•regulatory developments and enforcement actions bearing on advertising, marketing or sales;
•reports and recommendations of analysts and whether or not we meet the milestones and metrics set forth in such reports; gaining or losing large customers or managed care plans;
•introduction of new products or services and related insurance coverage;
•the impact of the COVID-19 pandemic on our business or prospects;
•acquisition or loss of significant manufacturers, distributors or suppliers or an inability to obtain sufficient quantities of materials needed to provide our services;
•quarterly variations in operating results, including fluctuations in the mix of products and services sold, which could result in fluctuations in gross profit, or fluctuations in operating expenses, either of which could result in fluctuations in income from operations;
•business acquisitions or divestitures;
•changes in the regulation of Laboratory Developed Tests;
•market volatility surrounding the runoff election in Georgia on January 5, 2021;
•fluctuations in the economy, political events or general market conditions; and
•changes in governmental or third-party reimbursement practices and rates.

In addition, stock markets in general and the market for shares of health care stocks in particular, have experienced extreme price and volume fluctuations in recent years, and are experiencing exceptional volatility as a result of the effects of the COVID-19 pandemic. Moreover, these fluctuations frequently have been unrelated to the operating performance of the affected companies. These broad market fluctuations may adversely affect the market price of our common stock. The market price of our common stock could decline below its current price and the market price of our shares may fluctuate significantly in the future. These fluctuations may be unrelated to our performance, and could lead to securities class action litigation.

Our management team may invest or spend the proceeds of this offering or the Concurrent Convertible Notes Offering, if completed, in ways with which you may not agree or in ways which may not yield a significant return.

We expect to receive net proceeds of $ million from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Our management will have broad discretion over the use of proceeds from this offering and the Concurrent Convertible Notes Offering, if completed. We expect to use the net proceeds from this offering and the Concurrent Convertible Notes Offering, if completed, for general corporate purposes and to pay the cost of the capped call transactions, if completed, in an aggregate amount of approximately $ million. We may use a portion of the net proceeds from this offering and the Concurrent Convertible Notes Offering, if completed, to acquire or invest in complementary businesses and technologies, although we have no present commitments or agreements to enter into any material acquisitions or investments. Our management will have considerable discretion in the application of such net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares. You will experience further dilution if we issue additional equity securities in the future.

Investors purchasing shares of common stock in this offering will pay a price per share that substantially exceeds the as-adjusted book value per share of our tangible assets after subtracting our liabilities. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution of $ per share, representing the difference between the public offering price of $ per share and our as adjusted net tangible book value as of September 30, 2020.

This dilution is due to the substantially lower price paid by our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering, and the exercise of stock options granted to our employees. In addition, as of September 30, 2020, we had outstanding 295,238 shares of non-vested restricted stock and 4,824,566 shares issuable upon exercise of outstanding stock options, 2,552,710 of which were exercisable as of such date; the vesting of the non-vested restricted stock and the exercise of any of these options would result in additional dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt or other equity linked securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline. Based upon the number of shares of common stock outstanding as of September 30, 2020, upon the closing of this offering we will have outstanding a total of approximately shares of common stock (assuming no exercise of the underwriters’ option to purchase additional shares). Other than any shares held by our directors and executive officers, all of these shares are currently freely tradable, and the shares to be sold in this offering, plus any shares sold upon exercise of the underwriters’ option to purchase additional shares, will be freely tradable, without restriction, in the public market immediately following this offering. The underwriters, however, may, in their discretion, permit our executive officers and directors who are subject to lock-up agreements to sell shares prior to the expiration of the lock-up agreements. Exceptions to the lock-up restrictions are described in more detail in this prospectus supplement under the caption “Underwriters.” Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by affiliates. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.

Risks Related to the Concurrent Convertible Notes Offering and the 2025 Notes

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our obligations under the notes issued in our concurrent convertible notes offering.

Our ability to make scheduled payments of principal or to pay interest on or to refinance the 2028 Notes issued in our Concurrent Convertible Notes Offering or the 2025 Notes depends on our future performance, which is subject to economic, financial, competitive and other factors, some of which are beyond our control. Our and our subsidiaries’ outstanding indebtedness was approximately $201.3 million as of September 30, 2020 without giving effect to the 2028 Notes to be issued in the Concurrent Convertible Notes Offering. Our business may not continue to generate cash flow from operations in the future sufficient to satisfy our obligations under the 2028 Notes issued in the Concurrent Convertible Notes Offering or the 2025 Notes. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the 2028 Notes issued in the Concurrent Convertible Notes Offering or the 2025 Notes will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on favorable terms, which could result in a default on the 2028 Notes issued in the Concurrent Convertible Notes Offering or the 2025 Notes.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. The terms of the indentures governing the 2028 Notes issued in the Concurrent Convertible Notes Offering and the 2025 Notes will not restrict us from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that could have the effect of diminishing our ability to make payments on the 2028 Notes issued in the Concurrent Convertible Notes Offering or the 2025 Notes when due.

Conversion of the 2028 Notes or the 2025 Notes into shares of our common stock will dilute the ownership interests of our existing stockholders or may otherwise depress the price of our common stock.

The conversion of some or all of the 2028 Notes or the 2025 Notes will dilute the ownership interests of existing stockholders, unless we satisfy any such conversions solely with cash, and conversions of such notes into shares of our common stock, and any subsequent sales in the public markets of the common stock issuable upon such conversions, could depress the price of our common stock. In addition, we expect that many investors in the 2028 Notes and the holders of the 2025 Notes will employ a convertible arbitrage strategy with respect to the 2028 Notes and the 2025 Notes, respectively. Investors would typically implement this strategy by short selling our common stock, which could also depress the price of our common stock. The increase in the conversion rate for the 2028 Notes or the 2025 Notes converted in connection with a make-whole fundamental change (as defined in the indenture governing the notes) could also result in additional dilution to existing stockholders.

The Common Stock Offering is not conditioned on the consummation of any other financing, including the Concurrent Convertible Notes Offering.

We intend to use the net proceeds of the Common Stock Offering, together with the proceeds from the Concurrent Convertible Notes Offering, if completed, as described in “Use of Proceeds” herein and in the prospectus that pertains to the Concurrent Convertible Notes Offering. However, neither the completion of the Common Stock Offering nor of the Concurrent Convertible Notes Offering is contingent on the completion of the other, so it is possible that the Common Stock Offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all. Accordingly, if you decide to purchase common stock in this offering, you should be willing to do so whether or not we complete the Concurrent Convertible Notes Offering.

The conditional conversion feature of the 2028 Notes or the 2025 Notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the 2028 Notes or the 2025 Notes is triggered, holders of the 2028 Notes or the 2025 Notes will be entitled to convert the notes at any time during specified periods at their option. If one or more holders elect to convert their 2028 Notes or 2025 Notes, we may elect to settle all or a portion of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their 2028 Notes or 2025 Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the 2028 Notes and the 2025 Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

Conversion of the 2028 Notes or the 2025 Notes may dilute the ownership interest of existing stockholders, including holders who had previously converted their notes, or may otherwise depress the price of our common stock.

The conversion of some or all of the 2028 Notes or the 2025 Notes will dilute the ownership interests of existing stockholders to the extent we deliver shares upon conversion of any of the 2028 Notes or the 2025 Notes. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the 2028 Notes and the 2025 Notes may encourage short selling by market participants because the conversion of the 2028 Notes or the 2025 Notes could be used to satisfy short positions, or anticipated conversion of any of the 2028 Notes or the 2025 Notes into shares of our common stock could depress the price of our common stock.

The fundamental change repurchase feature of the 2028 Notes and the 2025 Notes may delay or prevent an otherwise beneficial attempt to take over our company.

The terms of the 2028 Notes and the 2025 Notes require us to repurchase the 2028 Notes and the 2025 Notes in the event of a fundamental change. A takeover of our company would trigger an option of the holders of the 2028 Notes and the 2025 Notes to require us to repurchase the 2028 Notes and the 2025 Notes. This may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors in our common stock.

The capped call transactions may affect the value of our common stock and the 2028 Notes.

In connection with the pricing of the 2028 Notes, we expect to enter into capped call transactions with the option counterparties. The capped call transactions are expected generally to reduce the potential dilution upon conversion of the 2028 Notes and/or offset some or all of any cash payments we are required to make in excess of the principal amount of converted 2028 Notes, as the case may be, with such reduction and/or offset subject to a price cap. If the underwriters exercise their over-allotment option with respect to the 2028 Notes, we expect to use a portion of the net proceeds from the sale of such additional 2028 Notes to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, we have been advised that the option counterparties or their respective affiliates are expected to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the 2028 Notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the 2028 Notes and prior to the maturity of the 2028 Notes (and are likely to do so during any observation period related to a conversion of the 2028 Notes or following any repurchase or redemption of the 2028 Notes).

In addition, if any such capped call transactions fail to become effective, whether or not the Concurrent Convertible Notes Offering is completed, the option counterparties or their respective affiliates may unwind their hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the 2028 Notes have been issued, the value of the 2028 Notes.

We are subject to counterparty risk with respect to the capped call transactions.

The option counterparties are financial institutions, each of which may transfer its rights and obligations to one or more other financial institutions, and we will be subject to the risk that any or all of them might default under the capped call transactions. Our exposure to the credit risk of the option counterparties will not be secured by any collateral. Past global economic conditions have resulted in the actual or perceived failure or financial difficulties of many financial institutions. If an option counterparty becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under the capped call transactions with such option counterparty. Our exposure will depend on many factors but, generally, an increase in our exposure will be correlated to an increase in the market price and in the volatility of our common stock. In addition, upon a default by an option counterparty, we may suffer adverse tax consequences and more dilution than we currently anticipate with respect to our common stock. We can provide no assurances as to the financial stability or viability of the option counterparties.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares of common stock that we are offering will be approximately $ million (or $ million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

In addition, concurrently with this offering, we are offering % Convertible Senior Notes due 2028 in the aggregate principal amount of $250.0 million (or $287.5 million if the underwriters of such offering exercise in full their over-allotment option to purchase additional 2028 Notes) in an underwritten offering pursuant to a separate prospectus. We estimate that the net proceeds to us from the Concurrent Convertible Notes Offering, if completed, after deducting underwriting discounts and commissions and estimated expenses payable by us, will be approximately $ million (or approximately $ million if the underwriters in the Concurrent Convertible Notes Offering exercise in full their over-allotment option to purchase additional 2028 Notes). We also expect to enter into capped call transactions with one or more of the option counterparties.

We expect to use the net proceeds from this offering and the Concurrent Convertible Notes Offering, if completed, for general corporate purposes and to pay the cost of the capped call transactions, if completed, in an aggregate amount of approximately $ million. We regularly review and pursue opportunities to acquire and invest in complementary businesses and technologies. We may use a portion of the net proceeds from this offering and the Concurrent Convertible Notes Offering, if completed, to acquire or invest in complementary businesses and technologies, although we have no present commitments or agreements to enter into any material acquisitions or investments.

We will have broad discretion over the uses of the net proceeds from this offering and our Concurrent Convertible Notes Offering, if completed, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. Pending these uses, we plan to invest the net proceeds that we receive in this offering in short-term interest-bearing obligations, investment-grade investments, commercial paper, certificates of deposit, or direct or guaranteed obligations of the U.S. government, among others.

CONCURRENT CONVERTIBLE NOTES OFFERING
Concurrently with this offering of our common stock, we are offering % Convertible Senior Notes due 2028 in the aggregate principal amount of $250.0 million (or $287.5 million if the underwriters exercise in full their over-allotment option to purchase additional notes) in an underwritten public offering pursuant to a separate prospectus. The closing of this offering is not conditioned upon the closing of the Concurrent Convertible Notes Offering and the closing of the Concurrent Convertible Notes Offering is not conditioned upon the closing of the Common Stock Offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all.

The 2028 Notes will mature on January 15, 2028 unless earlier converted, redeemed or repurchased in accordance with their terms. The 2028 Notes will bear cash interest at a rate of % per year, payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2021. Holders of the 2028 Notes may convert their notes at their option at any time prior to the close of business on the business day immediately preceding September 15, 2027, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; (3) we call any or all 2028 Notes for redemption; or (4) upon the occurrence of specified corporate events. On or after September 15, 2027 until the close of business on the business day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election.

Holders of 2028 Notes may require us to repurchase all or any portion of their 2028 Notes upon the occurrence of certain events that constitute a fundamental change under the indenture governing the 2028 Notes at a fundamental change repurchase price equal to 100% of the principal amount of the 2028 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase. In addition, in connection with certain corporate events that occur prior to the maturity date or if we issue a notice of redemption, we will, under certain circumstances, increase the conversion rate for holders who elect to convert their 2028 Notes in connection with such corporate event, or during the related redemption period.

The 2028 Notes will be subject to redemption at our option, in whole or in part on or after January 20, 2025, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide written notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The 2028 Notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the 2028 Notes; equal in right of payment to all of our liabilities that are not so subordinated (including the 2025 Notes); effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

In connection with the Concurrent Convertible Notes Offering, we expect to enter into capped call transactions with one or more counterparties. See “Capped Call Transactions.” Also, see “Use of Proceeds” for additional information regarding the use of proceeds from the Concurrent Convertible Notes Offering.

CAPPED CALL TRANSACTIONS

In connection with the Concurrent Convertible Notes Offering, we expect to enter into capped call transactions with the option counterparties. The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the 2028 Notes, the number of shares of our common stock underlying the 2028 Notes. We intend to use a portion the net proceeds from this offering and the Concurrent Convertible Notes Offering, if completed, to pay the cost of the capped call transactions, if completed, in an aggregate amount of approximately $ million. If the underwriters exercise their over-allotment option in the Concurrent Convertible Notes Offering, we expect to use a portion of the net proceeds from the sale of such additional 2028 Notes to enter into additional capped call transactions with the option counterparties.

The capped call transactions are expected generally to reduce the potential dilution to our common stock upon conversion of the 2028 Notes and/or offset some or all of any cash payments we are required to make in excess of the principal amount of converted 2028 Notes, as the case may be, in the event that the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the 2028 Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the 2028 Notes. If, however, the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

We will not be required to make any cash payments to the option counterparties or their respective affiliates upon the exercise of the options that are a part of the capped call transactions, but we will be entitled to receive from them a number of shares of our common stock, an amount of cash, or a combination thereof generally based on the amount by which the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions during the relevant valuation period under the capped call transactions. However, if the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, the number of shares of our common stock and/or the amount of cash we expect to receive upon exercise of the capped call transactions will be capped based on the amount by which the cap price exceeds the strike price of the capped call transactions.

The capped call transactions are separate transactions entered into by us with the option counterparties, are not part of the terms of the 2028 Notes and will not change the holders’ rights under the 2028 Notes. Holders of the 2028 Notes will not have any rights with respect to the capped call transactions.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors—Risks Related to the Concurrent Convertible Notes Offering and the 2025 Notes—The capped call transactions may affect the value of our common stock.”

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, marketable securities, short-term debt and total capitalization as of September 30, 2020:

•	on an actual basis;
•
on an as adjusted basis to give effect to the issuance and sale of shares of our common stock in this offering after deducting underwriting discounts and commissions and estimated offering expenses payable by us, without giving effect to the application of the net proceeds, including the cost of the capped call transactions, as described in “Use of Proceeds”; and

•	on a pro forma as adjusted basis to give further effect to the issuance and sale of $250.0 million aggregate principal amount of the 2028 Notes in the Concurrent Convertible Notes Offering, after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us, without giving effect to the application of the net proceeds, including the cost of the capped call transactions, as described in “Use of Proceeds.”

This table should be read in conjunction with the other sections of this prospectus supplement and the documents incorporated by reference herein, including “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto.

	As of September 30, 2020
(amounts in thousands, except share and per share data and footnotes)	Actual	As Adjusted	Pro Forma As Adjusted
	(unaudited)
Cash and cash equivalents (excluding restricted cash)	$233,233
Marketable securities, at fair value(1)	$50,375

Short-term debt:
Financing obligations	3,700
Total short-term debt	3,700
Long-term debt:
2028 Notes we are offering in the Concurrent Convertible Notes Offering (2)	—
2025 Notes (3)	167,005
Debt issuance costs	(565)
Financing obligations	1,399
Total long-term debt	167,839
Stockholder's equity:
Common stock, $0.001 par value, 250,000,000 shares authorized; 111,010,418 shares issued and outstanding, actual and adjusted; and shares issued and outstanding, pro forma as adjusted(4)	111
Additional paid-in capital	688,832
Accumulated other comprehensive loss	22
Accumulated deficit	(22,602)
Total stockholders’ equity	666,363

Total capitalization	$837,902

(1)	The Company classifies all marketable securities as available-for-sale, including those with maturity dates beyond 12 months, and therefore these securities are classified within current assets on the consolidated balance sheets as they are available to support current operational liquidity needs. Marketable securities are carried at fair value, with the unrealized holding gains and losses, net of income taxes, reflected in accumulated other comprehensive income until realized.
(2)	In accordance with ASC 470-20, Debt with Conversion and Other Options, convertible debt that may be entirely or partially settled in cash (such as the 2028 Notes) is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s non-convertible debt interest cost. On the issuance date, the value of the conversion option of the 2028 Notes, representing the equity component, will be recorded as additional paid-in capital within stockholders’ equity and as a discount to the 2028 Notes, which reduces their initial carrying value. The carrying value of the 2028 Notes, net of the discount recorded, will be accreted up to the principal amount of the notes from the issuance date until maturity. Disclosure requirements under ASC 470-20 do not affect the actual amount that we are required to repay. The amount shown in the table above for the 2028 Notes is the aggregate principal amount of the 2028 Notes, without reflecting the debt discount for the value of the conversion option, the underwriters’ discount and the offering fees and expenses that we expect to incur with respect to the 2028 Notes. The amount shown for additional paid-in capital on an as adjusted and pro forma as adjusted basis does not reflect the equity component of the 2028 Notes. Additionally, additional paid-in capital and, therefore, total stockholders’ equity and total capitalization, do not reflect the reduction from the cost of the capped call transactions as described in “Use of Proceeds.”
(3)
In accordance with ASC 470-20, Debt with Conversion and Other Options, convertible debt that may be entirely or partially settled in cash (such as the 2025 Notes) is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s non-convertible debt interest cost. The allocation for the 2025 Notes was performed in a manner that reflected the Company’s non-convertible debt borrowing rate for similar debt. The equity component of the Convertible Notes was recognized as a debt discount and represents the difference between the proceeds from the issuance of the Convertible Notes and the fair value of the liability of the Convertible Notes on the date of issuance. At September 30, 2020 the equity component of the conversion option was $23.1 million, net of tax. The excess of the principal amount of the Convertible Notes over the carrying amount of the liability component represents a debt discount that is amortized to interest expense over the term of the Convertible Notes under the effective interest rate method.

(4)
The number of outstanding shares of common stock in the above table excludes, as of September 30, 2020:
•4,824,566 shares issuable upon the exercise of stock options outstanding under our stock incentive plans with a weighted average exercise price of $13.72 per share;
•295,238 shares issuable pursuant to vesting of restricted stock shares outstanding under our stock incentive plans;
•1,377,432 shares reserved for issuance and available for future grant or sale under our stock incentive plans;
•any shares issuable upon conversion of the outstanding 2025 Notes; and
•any shares issuable upon conversion of the 2028 Notes offered in the Concurrent Convertible Notes Offering.

DESCRIPTION OF COMMON STOCK

The following summary description of our common stock is based on the provisions of our articles of incorporation, as amended (“Articles of Incorporation”), as well as our amended and restated bylaws, as amended (“Bylaws”), and the applicable provisions of Chapter 78 of the Nevada Revised Statutes. This information is qualified entirely by reference to the applicable provisions of our Articles of Incorporation, Bylaws and Chapter 78 of the Nevada Revised Statutes. For information on how to obtain copies of our Articles of Incorporation and Bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.” As of the date of this prospectus, our authorized capital stock consists of 250,000,000 shares of common stock and 50,000,000 shares of preferred stock, $0.001 par value. No shares of preferred stock are currently outstanding.

Common Stock

As of September 30, 2020, we had 111,010,418 shares of common stock outstanding.

Voting Rights. The outstanding shares of our common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so. Our common stock does not have preemptive rights, meaning that the common stockholders’ ownership interest in the Company would be diluted if additional shares of common stock are subsequently issued and the existing stockholders are not granted the right, at the discretion of the Board of Directors, to maintain their ownership interest in our Company.

Dividends. The holders of common stock are entitled to share equally in dividends, if, as and when declared by our Board of Directors, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.

Liquidation. Upon liquidation, dissolution or winding-up of the Company, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of our common stock.

Preemptive Rights. The holders of our common stock do not have preemptive or conversion rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares.

Transfer Agent. The Company’s transfer agent is Standard Registrar & Transfer Company. The transfer agent’s telephone number is (801) 571-8844.

Indemnification Of Directors And Executive Officers And Limitation On Liability.

Our Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer for any act or omission of any such director or officer; however such indemnification shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. The Bylaws provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

The Bylaws also provide that the Company must indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against costs incurred by such person in connection with the defense or settlement of such action or suit. Such indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The Bylaws provide that the Company must pay the costs incurred by any person entitled to indemnification in defending a proceeding as such costs are incurred and in advance of the final disposition of a proceeding; provided however, that the Company must pay such costs only upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company.

The Bylaws provide that the Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with Section 78.752 of the Nevada Revised Statutes.

Nevada Revised Statutes 78.751 and 78.7502 have provisions that provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by a corporation against expenses, including attorney’s fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.

To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, the Nevada Revised Statues provide that he must be indemnified by the Company against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statues also provides that any discretionary indemnification, unless ordered by a court or advanced by the Company, may be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•By the stockholders;
•By the Company’s Board of Directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding;
•If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
•If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

DILUTION

Our net tangible book value as of September 30, 2020, was $332.2 million, or $2.99 per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2020. After giving effect to the sale of shares of common stock in this offering at an assumed public offering price of $54.74 per share (which was the last reported sale price of our common stock on January 4, 2021), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of September 30, 2020, would have been approximately $ million, or $ per share. This represents an immediate increase in net tangible book value of $ per share to existing stockholders and an immediate dilution in net tangible book value of $ per share to purchasers of common stock in this offering. The following table illustrates this calculation.

Assumed public offering price per share of common stock		$
Net tangible book value per share as of September 30, 2020	$
Increase per share attributable to this offering	$
As adjusted net tangible book value per share after this offering		$
Dilution per share to new investors in this offering		$

If the underwriters exercise their option to purchase additional shares in full, our as adjusted net tangible book value per share at September 30, 2020, after giving effect to this offering, would have been $ per share, and the dilution to purchasers in this offering would have been $ per share.

The number of shares outstanding after this offering is based on 111,010,418 shares outstanding as of September 30, 2020, and includes 295,238 shares of unvested restricted stock held by directors, officers and employees. The number of outstanding shares after the offering does not include, in each case as of September 30, 2020:

•4,824,566 shares subject to outstanding stock options at a weighted average exercise price of $13.72 per share;

•1,377,432 additional shares of common stock reserved for issuance under our equity incentive plan;

•any shares issuable upon conversion of the outstanding 2025 Notes; and

•any shares issuable upon conversion of the 2028 Notes that may be issued in the Concurrent Convertible Notes Offering.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion summarizes the material U.S. federal income and estate tax considerations relating to the acquisition, ownership and disposition of our common stock purchased in this offering by a non-U.S. holder (as defined below). This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences to non-U.S. holders described in this prospectus supplement.
There can be no assurance that the Internal Revenue Service (“IRS”) will not take a contrary position to the tax consequences described herein or that such position will not be sustained by a court. No ruling from the IRS has been obtained with respect to the U.S. federal income or estate tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

This discussion is for general information only and is not tax advice. All prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.
As used in this discussion, a “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of our common stock that is not a U.S. holder. A “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
An individual may be treated, for U.S. federal income tax purposes, as a resident of the United States in any calendar year by being present in the United States on at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in that calendar year. The 183-day test is determined by counting all of the days the individual is treated as being present in the current year, one-third of such days in the immediately preceding year and one-sixth of such days in the second preceding year. Residents of the United States are subject to U.S. federal income tax as if they were U.S. citizens.
This discussion assumes that a prospective non-U.S. holder will hold shares of our common stock as a capital asset within the meaning of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances. In addition, this discussion does not address any aspect of the U.S. federal alternative minimum tax, the Medicare contribution tax, U.S. state or local or non-U.S. taxes, or the special tax rules applicable to particular non-U.S. holders, such as:

•insurance companies and financial institutions;
•tax-exempt organizations;
•pension plans;
•controlled foreign corporations;
•passive foreign investment companies;
•brokers and dealers in securities;

•persons that hold our common stock as part of a straddle, conversion transaction, or other integrated investment; and
•former citizens or residents of the United States subject to tax as expatriates.
If a partnership or other entity treated as a partnership for U.S. federal income tax purposes is an owner of our common stock, the treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. We urge any owner of our common stock that is a partnership and partners in that partnership to consult their tax advisors regarding the U.S. federal income and estate tax consequences of purchasing, owning and disposing of our common stock.

Distributions on Our Common Stock
Any distribution on our common stock paid to non-U.S. holders will generally constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will generally constitute a return of capital to the extent of the non-U.S. holder’s adjusted tax basis in our common stock, and will be applied against and reduce the non-U.S. holder’s adjusted tax basis. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “-Gain on Sale, Exchange or Other Disposition of Our Common Stock.”

Subject to the discussions below regarding backup withholding and FATCA, dividends paid to a non-U.S. holder that are not treated as effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% on the gross amount paid, unless the non-U.S. holder is entitled to an exemption from or reduced rate of withholding under an applicable income tax treaty. In order to claim the benefit of an income tax treaty, a non-U.S. holder must provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or successor form to either), certifying under penalties of perjury that such non-U.S. holder is entitled to benefits under the applicable income tax treaty and has complied with any special certification requirements prior to the payment of dividends. A non-U.S. holder eligible for a reduced rate of withholding pursuant to an income tax treaty may be eligible to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. holders should consult their tax advisors regarding possible entitlements to benefits under any income tax treaty.

Dividends paid to a non-U.S. holder that are treated as effectively connected with a trade or business conducted by the non-U.S. holder within the United States (and, if an applicable income tax treaty so provides, are also attributable to a permanent establishment or a fixed base maintained within the United States by the non-U.S. holder) are generally exempt from the 30% withholding tax. To establish the exemption, a non-U.S. holder must provide a properly executed IRS Form W-8ECI (or successor form) prior to the payment of the dividend. Dividends received by a non-U.S. holder that are treated as effectively connected with a U.S. trade or business generally are subject to U.S. federal income tax at rates applicable to U.S. persons. A non-U.S. holder that is a corporation may, under certain circumstances, be subject to an additional “branch profits tax” imposed at a rate of 30%, or such lower rate as specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence.

Gain On Sale, Exchange or Other Disposition of Our Common Stock
Subject to the discussions below regarding backup withholding and FACTA, a non-U.S. holder will generally not be subject to any U.S. federal income tax or withholding on any gain realized from the non-U.S. holder’s sale, exchange or other disposition of shares of our common stock unless:

•the gain is effectively connected with a U.S. trade or business (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base maintained within the United States by the non-U.S. holder), in which case the gain will be taxed on a net-income basis, generally in the same manner as if the non-U.S. holder were a U.S. person, and, if the non-U.S. holder is a corporation, the additional branch profits tax described above in “-Distributions on Our Common Stock” may also apply;
•the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; or
•we are, or have been at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter), a “United States real property holding corporation” under Section 897 of the Code.
Generally, we will be a “United States real property holding corporation” (“USRPHC”) if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market values of our worldwide real property interests and other assets used or held for use in a trade or business, all as determined under applicable U.S. Treasury regulations. We believe that we have not been and are not currently, and do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as a United States real property interest only if a non-U.S. holder actually or constructively holds more than five percent of such regularly traded common stock at any time during the shorter of the five-year period ending on the date of the sale or other taxable disposition and the non-U.S. holder’s holding period.

Information Reporting and Backup Withholding

The applicable withholding agent must report annually to the IRS and to each non-U.S. holder the amount of distributions paid to such non-U.S. holder and the amount of tax withheld, if any. Copies of the information returns filed with the IRS to report the distributions and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.
The United States imposes backup withholding, currently at a rate of 24%, on the gross amount of dividends and certain other types of payments. Dividends paid to a non-U.S. holder will not be subject to backup withholding if proper certification of foreign status (usually on IRS Form W-8BEN or W-8BEN-E, as applicable) is provided, and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person. In addition, no backup withholding or information reporting will be required regarding the proceeds of a disposition of our common stock made by a non-U.S. holder within the United States or conducted through certain U.S. financial intermediaries if the payor receives the certification of foreign status described in the preceding sentence and does not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person or the non-U.S. holder otherwise establishes an exemption. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
Backup withholding is not an additional tax. Rather, amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner.

U.S. Federal Estate Tax

An individual non-U.S. holder who is treated as the owner, or who has made certain lifetime transfers, of an interest in our common stock will be required to include the value of the common stock in his or her gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate or other tax treaty provides otherwise.

FATCA
In addition to the withholding described above, legislation enacted in 2010, known as FATCA, imposes a 30% withholding tax on dividend payments made by a U.S. person to a foreign financial institution or non-financial foreign entity (including, in some cases, when a foreign financial institution or nonfinancial foreign entity is acting as an intermediary), and on the gross proceeds received by a foreign financial institution or non-financial foreign entity as a result of a sale or other disposition of shares of stock issued by a U.S. person, unless (i) in the case of a foreign financial institution, such institution enters into (or is deemed to have entered into) an agreement with the U.S. Treasury Department to withhold on certain payments, and to collect and provide to the U.S. Treasury Department substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.

While withholding under FATCA would have applied also to payments of gross proceeds from a sale or other disposition of shares of stock on or after January 1, 2019, proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued.

Non-U.S. holders should consult their tax advisors regarding the possible implications of FATCA to them in connection with the purchase, ownership and disposition of our common stock.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated January , 2020, among us and BofA Securities, Inc., Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives of the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
BofA Securities, Inc.
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC

Total

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the underwriting agreement if any of the shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $ per share. After the initial offering of the shares, the public offering price, concession or any other term of the offering may be changed by the underwriters.
The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price
Underwriting discounts and commissions (1):
Proceeds, before expenses, to us

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $ .

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of the underwriting agreement, to purchase up to additional shares at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase the additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

We and our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus supplement, without first obtaining the written consent of the underwriters. Specifically, we and our executive officers and directors have agreed, with certain limited exceptions, not to directly or indirectly:

•offer, pledge, sell or contract to sell any common stock;
•sell any option or contract to purchase any common stock;
•purchase any option or contract to sell any common stock;
•grant any option, right or warrant for the sale of any common stock;
•otherwise dispose of or transfer any common stock or any securities convertible into or exercisable or exchangeable for common stock or file any registration statement under the Securities Act with respect to any of the foregoing;
•request or demand that we file a registration statement related to the common stock;
•enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly the economic consequence of ownership of any shares of common stock, whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise; or
•publicly announce the intention to effect any of the foregoing.
These lock-up provisions apply to common stock and to securities convertible into or exchangeable or exercisable for common stock. They also apply to common stock owned now or acquired later by the person executing the agreement or over which the person executing the agreement later acquires the power of disposition. This lock-up provision does not prevent any person from establishing a trading plan that complies with Rule 10b5-1 under the Exchange Act or from amending such plan so long as there are no sales of common stock under any such trading plan during the lock-up period.

The restrictions described above do not apply to our executive officers with respect to transfers of shares of common stock:

•as a bona fide gift or gifts;
•to any trust for the direct or indirect benefit of the party subject to the lock-up restrictions or the immediate family of the party subject to the lock-up restrictions;

•as a distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders or to any wholly-owned subsidiary of such corporation;
•to the affiliates of the party subject to the lock-up restrictions or to any investment fund or other entity controlled or managed by the party subject to the lock-up;
•pursuant to a qualified domestic relations order or in connection with a divorce settlement;
•by will or intestate succession upon the death of the party subject to the lock-up restrictions; or
•to us in satisfaction of any tax withholding obligation;
•to us by a service provider in connection with the termination of such service provider’s services to us;
•in connection with the exercise or exchange of any option or warrant to acquire any shares of common stock or options to purchase common stock, in each case for cash or on a cashless or “net exercise” basis, pursuant to any stock option, stock bonus or other stock plan or arrangement in effect on the date of and described in this prospectus; or
•upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction.
The restrictions described above do not apply to us with respect to:
•the sale and issuance of common stock in this offering;
•the sale and issuance of the 2028 Notes in the Concurrent Convertible Note Offering, and the issuance of shares of common stock underlying such notes;
•any shares of common stock issued by us upon the exercise of an option or warrant, or the conversion of a convertible security outstanding on the date of this prospectus;
•entry into, or the consummation of the transactions contemplated by, the capped call confirmations;
•any shares of our common stock issued or options to purchase common stock granted pursuant to any existing employee benefit plans or non-employee director stock plans or dividend reinvestment plans;
•the filing by us of any registration statement on Form S-8 or a successor form thereto; or
•the issuance of by us of shares of our common stock or securities convertible into common stock in connection with a merger, acquisition, consolidation or purchase of the securities or assets of a corporation or other entity; provided that the number of securities so issued does not exceed 10% of the total number of shares of our common stock outstanding immediately following the consummation of this offering.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “NEO.”

Price Stabilization, Short Positions and Penalty Bids

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve “naked” short sales.

“Naked” short sales are sales made without the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of an underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of an underwriter to reduce a short position incurred by an underwriter in connection with the offering. Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting an underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member is purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Concurrent Convertible Notes Offering

Concurrently with the Common Stock Offering, we are offering % Convertible Senior Notes due 2028 in the aggregate principal amount of $250.0 million (or $287.5 million if the underwriters of such offering exercise in full their over-allotment option to purchase additional 2028 Notes) in an underwritten offering pursuant to a separate prospectus. This offering and the Concurrent Convertible Notes Offering are not contingent upon one another. Certain of the underwriters in this offering are also the underwriters in the Concurrent Convertible Notes Offering.

Electronic Distribution

In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters are serving as underwriters in the Concurrent Convertible Notes Offering. In addition, one or more of the underwriters and/or their respective affiliates may act as option counterparties in connection with the capped call transactions, the cost of which is expected to be paid with a portion of the net proceeds of this offering. The underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of the shares of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
b.to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
c.in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of common stock shall require the issuer or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

For the purposes of this provision, the expression an "offer to the public" in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the representatives are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a.a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
b.a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

a.to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
b.where no consideration is or will be given for the transfer;
c.where the transfer is by operation of law; or
d.as specified in Section 276(7) of the SFA.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by Snell & Wilmer L.L.P., Reno, Nevada. Certain legal matters relating to this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements as of December 31, 2019, and for the year ended December 31, 2019 incorporated in this Prospectus by reference from NeoGenomics, Inc.’s Annual Report on Form 10-K , and the effectiveness of NeoGenomics, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of NeoGenomics, Inc. as of December 31, 2018, and for each of the years in the two-year period ended December 31, 2018 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC as required by the Exchange Act. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020;
•our Proxy Statement on Schedule 14A filed on April 14, 2020 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K);
•our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 June 30, 2020 and September 30, 2020, filed with the SEC on April 29, 2020, July 31, 2020 and October 29, 2020, respectively;
•our Current Reports on Form 8-K filed on January 13, 2020, February 11, 2020, April 17, 2020, May 4, 2020, May 27, 2020, June 3, 2020, June 23, 2020, July 20, 2020 and January 5, 2021 (other than any exhibits furnished thereon); and

•the description of our Common Stock contained in the registration statement on Form 8-A (Registration No. 000-54384), filed with the SEC under Section 12(g) of the Exchange Act on May 2, 2011, as updated by the description of our Common Stock set forth in the Prospectus Supplement to our Registration Statement No. 333-186067 filed with the SEC pursuant to Rule 424(b)(5) on February 28, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement, except as so modified or superseded.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

NeoGenomics, Inc.
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913
(239) 768-0600

PROSPECTUS

NeoGenomics, Inc.
Common Stock

____________________________________________________
    We may, from time to time, offer to sell shares of common stock, $0.001 par value (“Common Stock”) in one or more offerings. This prospectus describes some of the general terms that may apply to such offerings. Each time we offer and sell Common Stock, we will provide the specific terms in a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the shares of Common Stock being offered. The supplement may also add, update or change information contained in this prospectus with respect to any such offering. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any shares of our Common Stock.
    We may offer and sell shares of Common Stock to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of shares of Common Stock, the applicable prospectus supplement will set forth the applicable purchase price, fee, commissions or discounts between or among them. Our net proceeds from the sale of Common Stock will be the public offering price less the applicable discount, in the case of an offering made through an underwriter, or the purchase price less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of such shares of Common Stock. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No shares of Common Stock may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such shares of Common Stock.
    We may amend or supplement information contained in this prospectus from time to time. You should carefully read this prospectus and any amendments or supplements before you invest in shares of our Common Stock.
Our Common Stock is listed on the NASDAQ Capital Market under the symbol “NEO.” On May 17, 2019, the last reported sale price of our Common Stock on the NASDAQ Capital Market was $22.99 per share.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS, AS WELL AS RISK FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, AS AMENDED, AND EACH SUBSEQUENT QUARTERLY REPORT ON FORM 10-Q (WHICH DOCUMENTS ARE INCORPORATED BY REFERENCE HEREIN), BEFORE YOU INVEST IN SHARES OF OUR COMMON STOCK.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 20, 2019.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. Such prospectus supplement may add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Incorporation by Reference.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” before you make an investment decision.
We have not authorized any other person to provide you with information that is different from that contained in or incorporated by reference herein, in any related prospectus supplement or in any related free writing prospectus. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information, that others may give you. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read the entire prospectus, any accompanying prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, NeoGenomics, Inc. is referred to herein, collectively with all of its subsidiaries, as the “Company”, “NeoGenomics”, or “we”, “us”, or “our”.
The Company
We operate a network of cancer-focused genetic testing laboratories in the United States, Europe and Asia. We believe the Company provides one of the most comprehensive oncology-focused testing menus in the industry for physicians to help diagnose and treat cancer. The Company’s Pharma Services division serves pharmaceutical clients in clinical trials and drug development. Our mission is to improve patient care through exceptional cancer-focused testing services. Our vision is to become the world’s leading cancer testing and information company by delivering uncompromising quality, exceptional service and innovative solutions.
Headquartered in Fort Myers, FL, NeoGenomics operates laboratories in Aliso Viejo, Carlsbad and Fresno, California; Tampa and Fort Myers, Florida; Houston, Texas; Nashville, Tennessee; Atlanta, Georgia; Rolle, Switzerland; and Singapore.  NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States.
About Us
Our principal executive offices are located at 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913. Our telephone number is (239) 768-0600. Our principal website can be accessed at www.neogenomics.com. The information on or accessible through, any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS
    The information in this prospectus, including information in documents incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to NeoGenomics, Inc., a Nevada corporation and its subsidiaries, NeoGenomics Laboratories, Inc., a Florida corporation (“NeoGenomics Laboratories”), NeoGenomics Bioinformatics Inc., a Florida corporation, Genesis Acquisition Holdings Corp., a Delaware corporation and its wholly owned subsidiaries, Genoptix, Inc., Minuet Diagnostics, Inc. and Cynogen, Inc. (together “Genoptix Medical Laboratories”), Clarient, Inc., a Delaware corporation and its wholly owned subsidiary, Clarient Diagnostic Services, Inc. (together “Clarient”) (collectively referred to as “we”, “us”, “our”, “NeoGenomics”, or the “Company”), which are subject to the “safe harbor” created by those sections.
    These statements concerning our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management. The words “anticipates”, “believes”, “estimates”, “expects”, “intends”, “may”, “plans”, “projects”, “will”, “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the risks set forth under “Risk Factors” herein and in Part I, Item 1A, “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on February 26, 2019, as amended by a 10-K/A filed with the SEC on May 8, 2019 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
    Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS
    We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK
The following summary description of our common stock is based on the provisions of our articles of incorporation, as amended (“Articles of Incorporation”), as well as our amended and restated bylaws, as amended (“Bylaws”), and the applicable provisions of Chapter 78 of the Nevada Revised Statutes. This information is qualified entirely by reference to the applicable provisions of our Articles of Incorporation, Bylaws and Chapter 78 of the Nevada Revised Statutes. For information on how to obtain copies of our Articles of Incorporation and Bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.” As of the date of this prospectus, our authorized capital stock consists of 250,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, $0.001 par value. No shares of preferred stock are currently outstanding.
Common Stock
As of May 17, 2019, we had 95,469,780 shares of Common Stock outstanding.
Voting Rights. The holders of Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so.
Dividends. The holders of Common Stock are entitled to share equally in dividends, if, as and when declared by our Board of Directors (the “Board”), out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.
Liquidation. Upon liquidation, dissolution or winding-up of NeoGenomics, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of our Common Stock.
Other Rights and Preferences. The holders of our Common Stock do not have preemptive or conversion rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares.
Fully Paid and Non-assessable. The outstanding shares of our Common Stock are fully paid and non-assessable.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any Common Stock will be listed on the NASDAQ Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
The validity of the shares of Common Stock offered by this prospectus has been passed upon for us by Snell & Wilmer L.L.P., Reno, Nevada.

EXPERTS
    The consolidated financial statements of NeoGenomics, Inc. as of December 31, 2018, and for each of the years in the three-year period ended December 31, 2018 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018, as amended, have been incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.
    The financial statements of Genesis Acquisition Holdings Corp. and subsidiaries (the "Successor Company”) as of December 31, 2017 and for the period March 1, 2017 to December 31, 2017, and Genoptix, Inc. and subsidiaries (the “Predecessor Company") for the period January 1, 2017 to February 28, 2017 and as of and for the year ended December 31, 2016 incorporated in this prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and contains emphasis-of-matters paragraphs that describes (1) that the financial statements for the Successor Company and Predecessor Company do not purport to be comparable to other periods as a result of the business combination on March 1, 2017 and (2) that the separate accounts and records maintained by the Predecessor Company have been prepared by Novartis Finance Corporation (“Novartis”) and include certain allocations of costs from Novartis that may not necessarily be indicative of the conditions that would have existed or the results of operations if the Predecessor Company had been operated as a separate entity apart from Novartis). Such financial statements have been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file reports and other information with the SEC as required by the Exchange Act. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.
This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any of the sources listed above.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus or any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 26, 2019, as amended by a 10-K/A filed with the SEC on May 8, 2019;
•our Proxy Statement on Schedule 14A filed on April 22, 2019 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K);
•our Quarterly Report on Form 10-Q for the period ending March 31, 2019, filed with the SEC on May 8, 2019;
•our Current Reports on Form 8-K filed with the SEC on December 10, 2018, March 5, 2019 and May 20, 2019; and
•the description of our Common Stock contained in the registration statement on Form 8-A (Registration No. 000-54384), filed with the SEC under Section 12(g) of the Exchange Act on May 2, 2011, as updated by the description of our Common Stock set forth in the Prospectus Supplement to our Registration Statement No. 333-186067 filed with the SEC pursuant to Rule 424(b)(5) on February 28, 2013.
Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:
NeoGenomics, Inc.
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913
(239) 768-0600